As filed with the U.S. Securities and Exchange Commission on April 17, 2026

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	5200	82-5144171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chenlong Tan

Chief Executive Officer

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Megan J. Penick, Esq.

Dorsey & Whitney LLP

51 W 52nd St.

New York, NY 10019

(212) 415-9200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-292682

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed for the sole purpose of registering 21,870,923 additional shares of common stock, par value $0.001 per share (the “common stock”), of iPower Inc., a Nevada Corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, due to an adjustment in the Floor Price (as defined in the Series A Convertible Note, from $2.27 per share to $0.22 per share (the “Adjusted Floor Price”). The Company is adjusting the Floor Price for the Company’s outstanding Series A Convertible Notes in order to ensure a sufficient number of shares remain registered in order to satisfy any conversions of the Series A Convertible Notes that may be effectuated from time to time by Selling Stockholder. The contents of the registration statement on Form S-1 (File No. 333-292682), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 12, 2026 (the “Prior Registration Statement”), and which was declared effective on January 20, 2026, including the exhibits thereto, are incorporated herein by reference.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The registrant hereby (i) undertakes to pay the SEC the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on April 15, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Dorsey & Whitney, LLP

23.1	Consent of HTL International, LLC

23.2	Consent of UHY LLP

23.3	Consent of Dorsey & Whitney, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 filed by the registrant on January 12, 2026 (File No. 333-292682) and incorporated herein by reference).

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga of the State of California, on April [*], 2026.

iPOWER INC.

Date: April 17, 2026	By:	/s/ Chenlong Tan
Chenlong Tan
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chenlong Tan	Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board of Directors (Principal Executive Officer and Principal Financial Officer)	April 17, 2026
Chenlong Tan
*	Director	April 17, 2026
Yi Yang

*	Director	April 17, 2026
Bennet Tchaikovsky

* Hanxi Li	Director	April 17, 2026

* Yue Guo	Director	April 17, 2026

*By:	/s/ Chenlong Tan
Name: Chenlong Tan
Title: Attorney-in-Fact

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